UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 6, 2007

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-12697	33-0502730
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

On September 6, 2007, BPZ Energy, Inc. (the “Company”) issued a press release announcing that the first drill stem test (DST 1) was conducted on the CX11-14D well in the Corvina field of offshore Block Z-1 in northwest Peru.

Cautionary Note to U.S. Investors — The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  The Company is prohibited from disclosing other categories of reserves in its SEC filings.  The Company uses certain terms in this press release such as “tested” and “proved” or similar terms suggesting “Indicated”, “Probable” or “Possible” oil and gas reserves that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC.  U.S. investors are urged to consider closing the disclosure in the Company’s SEC filings, available from the Company at 580 Westlake Park Blvd., Suite 525, Houston, Texas, 77079; Telephone: (281) 556-6200.  These filings may also be obtained from the SEC by calling 1-800-SEC-0330.

A copy of this press release dated September 6, 2007 is furnished as Exhibit 99.1 to this report.

Item 9.01.         Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated September 6, 2007, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: September 14, 2007	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated September 6, 2007, and furnished with this report.